Exhibit 5.1
                       [LETTERHEAD OF JENKENS & GILCHRIST]

                                 October 19, 2000


Authoriszor Inc.
One Van de Graaff Drive
Suite 502
Burlington, Massachusetts 01803-5188

         Re:      Authoriszor Inc. - Registration Statement on Form S-8

Gentlemen:

     We are counsel to Authoriszor Inc., a Delaware corporation (the "Company"), and have acted as such in connection with the preparation of the Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission on or about October 2, 2000, under the Securities Act of 1933, as amended (the "Securities Act"), relating to 1,000,000 shares (the "Shares") of the $0.01 par value common stock (the "Common Stock"), of the Company that have been or may be issued by the Company pursuant to the Authoriszor Inc. 1999 Stock Option Plan (the "Plan") and stock option agreements (the "Agreements") entered or to be entered into between the Company and persons granted or to be granted options under the Plan.

     You have requested an opinion with respect to certain legal aspects of the proposed offering. In connection therewith, we have examined and relied upon the original, or copies identified to our satisfaction, of (1) the Certificate of Incorporation of the Company, as amended, and the Bylaws of the Company; (2) minutes and records of the corporate proceedings of the Company with respect to the establishment of the Plan, the reservation of 1,000,000 Shares to be issued pursuant to the Plan and to which the Registration Statement relates, the issuance of the shares of Common Stock pursuant to the Plan and related matters;
(3) the Registration Statement and exhibits thereto, including the Plan; (5) Agreements (the "Existing Agreements") relating to options granted under the Plan prior to or as of the date hereof; and (5) such other documents and instruments as we have deemed necessary for the expression of opinions herein contained. In making the foregoing examinations, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies. As to various questions of fact material to this opinion, and as to the content and form of the Certificate of Incorporation, as amended, the Bylaws, the Agreements, minutes, records, resolutions and other documents or writings of the Company, we have relied, to the extent deemed reasonably appropriate, upon representations or certificates of officers or directors of the Company and upon documents, records and instruments furnished to us by the Company, without independent check or verification of their accuracy.

     Based upon our examination, consideration of, and reliance on the documents and other matters described above, and assuming that:

     (1) the Shares to be sold and issued in the future will be issued and sold in accordance with the terms of the Plan and the Agreements;

     (2) the form of Agreement to be used with respect to options granted after the date hereof will be in substantially the same form as the Existing Agreements and provide for an exercise price per share equal to or greater than the par value per share of the Common Stock;

     (3) the Company maintains an adequate number of authorized but unissued shares and/or treasury shares available for issuance to those persons who are granted options pursuant to the Plan; and

     (4) the consideration for the Shares issued pursuant to the Plan is actually received by the Company as provided in the Plan and exceeds the par value of the Shares;

then, we are of the opinion that, the Shares issued or sold in accordance with the terms of the Plan and the Agreements will be duly and validly issued, fully paid and nonassessable.

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         We hereby  consent to the  filing of this  opinion as an exhibit to the
Registration Statement and to references to us included in or made a part of the Registration Statement. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Securities and Exchange Commission thereunder.

                                         Very truly yours,

                                         Jenkens & Gilchrist,
                                         A Professional Corporation


                                         By:   /s/ Mark D. Wigder
                                            ------------------------------
                                            Mark D. Wigder, Esq.,
                                            Authorized Signatory